UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549-1004

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event reported):  August 18, 2003


                            THE STEAK n SHAKE COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)

         Indiana                     000-08445                  37-0684070
         -------                     ---------                  ----------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)



36  S.  Pennsylvania  St.,  Suite  500
Indianapolis,  Indiana                               46204
----------------------                            ----------
(Address of principal executive offices)          (Zip Code)

Registrant's  telephone  number,  including  area  code:    (317)  633-4100

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     Press  Release,  Dated  August 18, 2003, announcing changes to the Board of
      Directors.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     The  press  release referred to in Item 5 is attached hereto as Exhibit 99.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              THE  STEAK  N  SHAKE  COMPANY

                                                     By:  /s/ Jim W. Bear
                                                         ------------------
                                  James  W.  Bear,  Senior  Vice  President
                                             and  Chief  Financial  Officer

Dated:  August  18,  2003

                                  Exhibit Index

Number  assigned
in  Regulation  S-K
Item                         Description  of  Exhibit
----                         ------------------------

99       Press  Release,  dated August 18, 2003, announcing changes to the
          Board  of  Directors.

Exhibit  99

               THE BOARD OF DIRECTORS OF THE STEAK N SHAKE COMPANY
                                ANNOUNCES CHANGES


     INDIANAPOLIS, August 18, 2003 - The Board of Directors of The Steak n Shake Company announced changes to the Board membership.

     Alan B. Gilman, formerly Co-Chairman of the Board, was elected as Chairman of the Board. E.W. "Ed" Kelley, served as the other Co-Chairman until his death on July 4, 2003. Alan Gilman will continue as Chief Executive Officer of The Company.

     Wayne L. Kelley was elected as a Director of the Board effective today. Mr. Kelley currently serves as President of Kelley Restaurants, the largest franchise group of Steak n Shake restaurants in Atlanta and Charlotte. Prior to his involvement with the Steak n Shake franchise, Mr. Kelley was president of Fairmont Products and worked both as an attorney and as an executive in various industries.

     The Board of Directors also announced that Mary E. Ham, Vice President, Secretary and General Counsel is resigning from her position as General Counsel immediately. She will remain with the Company as Vice President and Corporate Secretary. David Milne will replace Ms. Ham as General Counsel. Mr. Milne has served as Corporate Counsel for the last several years.

     "Wayne Kelley's appointment to the Board will enhance the Board's operational insight" noted Mr. Gilman. "Wayne's election will continue a Kelley presence on the Board." Mr. Gilman also commented on the retirement of Ms. Ham. "Mary's contributions to The Company in her role as General Counsel are numerous. She has played an important advisory role on most major issues and decisions. We will miss her guidance in that capacity and are grateful for her continued involvement in the Corporate Secretarial role. One of her many legacies here at Steak n Shake is that she prepared her successor, Dave Milne, who will carry on the guidance of the legal function of The Company."

     Steak n Shake currently has system wide sales of approximately $600 million from over 400 restaurants in 19 states. Steak n Shake is a full service, casual dining restaurant serving a core menu of their famous Steakburgers, thin 'n crispy French Fries and old fashioned hand-dipped Milk Shakes. Menu variety includes sandwiches, such as the Turkey Melt and the Grilled Chicken Breast, as well as Chili, home style soups, fresh salads, a variety of desserts and breakfast. All of the food is prepared to the customer's order and served by friendly, well-trained employees. Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows. Restaurants are open 24 hours a day, seven days a week. The Steak n Shake Company is publicly traded company on the New York Stock Exchange (NYSE) under the symbol SNS. For information please visit the website at www.steaknshake.com.


Contact: Victor  F.  Yeandel

             Vic.yeandel@steaknshake.com
             www.steaknshake.com
             (317) 633-4100